UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐         Preliminary Proxy Statement

☐         Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐         Definitive Proxy Statement

☐         Definitive Additional Materials

☒         Soliciting Material Pursuant to §240.14a-12

Confluent, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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☐         Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rule 14a-6(i)(1) and 0-11.

This Schedule 14A filing consists of the following communications relating to the proposed acquisition of Confluent, Inc., a Delaware corporation (the “Company”) by International Business Machines Corporation, a New York corporation (“Parent”), pursuant to the terms of an Agreement and Plan of Merger, dated December 7, 2025, by and among the Company, Parent and Corvo Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent. The communications below were first used or made available on December 8, 2025.

Yahoo! Finance Market Catalysts Interview with Jay Kreps and Rob Thomas

Julie Hyman: We’ve got a big deal to talk about today. IBM will buy data streaming platform Confluent for $9.3 billion in a major bet on enterprise software. Now, this acquisition builds on a five-year partnership between the two companies. Joining us now is Jay Kreps, Confluent co-founder and CEO, and Rob Thomas, IBM’s Chief Commercial Officer and Senior Vice President of software. Guys, thanks for being here.

Jay Kreps and Rob Thomas: Excited to be here.

Julie Hyman: Rob, I want to start with you because as you guys have obviously made a number of large acquisitions over the years; this is on the larger side of them. And so, how did you decide that now was the right time to look to a company like Confluent? And how are you thinking about what it’s going to bring to the operation?

Rob Thomas: I think we’re at a unique moment in time with everything happening in AI. Our projection is there’s going to be a billion new applications built using generative AI over the next five years. And that needs a data platform to feed it intelligence. And Confluent is, without a doubt, the leader in real-time data, how you can connect the data, transport data, and then process data. And they have an incredible track record, over 40% of the Fortune 500 today. We think this is the perfect time to bring Confluent into IBM and bring it to the whole world.

Julie Hyman: And for you, Jay, help people understand a little bit what Confluent does because I think for people who are not steeped in the sort of pipes of how generative AI works, they would think, oh, well, isn’t real-time data just like part of it, but it doesn’t just sort of magically happen. So talk to me about how it happens.

Jay Kreps: Yeah, yeah, you could think of Confluent as kind of like being pipes. It’s ultimately about how does data flow across the different parts of a company and between all the different applications. How can a company kind of act and react to what’s happening in real time? Yeah, it’s a big deal for a lot of these AI applications because they’re fundamentally about bringing context to data together in real time to be able to feed these models the right information to make good decisions.

Julie Hyman: And Jay, why did you guys decide that now was the time to say yes to IBM and not remain an independent entity?

Jay Kreps: Well, IBM has an incredible track record with open source and with acquisitions, and really accelerating them. And I think it’s done an amazing job of building an open platform for hybrid cloud, for applications around security that has taken these acquisitions and built something that really makes sense for customers. And I think to me and to Rob, when we thought about combating a layer that was open around data and the flow of data across a company, we felt like, hey, that makes a lot of sense. And when we thought about our customers, that’s what they’re looking for and the problem they have to solve as they think about really harnessing this data for the next generation of AI and applications and development they’ll be doing.

Julie Hyman: Rob, talk to me a little bit about the financials behind this. I know you’re saying in the statement that the acquisitions expected to accelerate IBM’s growth over time. Maybe you could put a few more numbers around what exactly that growth might look like. And I also should note Confluent is now, does not make a net profit at this point. So I wonder what that trajectory is going to look like under IBM.

Rob Thomas: Confluent’s a very successful business, with billion dollars of revenue growing 20%. So we’re very positive about the fundamentals of this. And we also said that this will be accretive to IBM’s free cash flow in year two. And so we’re going to look for synergies as we do this, but we’re going to continue to invest more into what they’re doing in R&D because they’ve got the leading product, leading platform in the world for real-time data. And then we’ll look for different opportunities for synergy as we go too. But the fundamentals here are very good. And I’ll tell you, we’re impressed by how they’ve moved towards a consumption business model as well. So they’re really hitting clients with the way they want to consume technology, which I think is great.

Julie Hyman: So, sorry. So just to get a little bit more specific there on that profitability piece, the growth and the size of the revenue at Confluent, Rob, totally get that. When you bring it under the IBM umbrella, do you switch, how quickly do you switch that on to profitability?

Rob Thomas: Well, we haven’t changed our model and our guidance, but as I said, we’ll be free cash flow accretive in the second year. So we’re going to be aggressive about thinking about how do we optimize the business model of Confluent in IBM? But we do that right away, just like we did with HashiCorp, just like we did with Red Hat before that. We’re really focused on how do we get synergy quickly.

Julie Hyman: Jay, you guys compete with some of the hyperscalers with your business. Now that you’re going to be owned by IBM, kind of how does the pitch to clients change or does not change to sort of reassure them now that you’re owned by a company that competes with maybe some of your clients on some fronts?

Jay Kreps: Yeah, I mean, there’s some products within the major public clouds that we would compete with, but there are hundreds that we actually cooperate with. So we think about the hyperscalers as partners. Our platform connects into many of their offerings and would drive the flow of data and consumption out to many of their AI and data services. And so even though there’s a handful of products that we would overlap with and compete with, by and large, we see it as complementary. And I think that continues as part of IBM.

Julie Hyman: And Jay, I’m curious, as you sort of visualize what Confluent looks like with IBM, like, is there a hero product that you envision having the two companies coming together that you’re going to be able to offer to customers?

Jay Kreps: Yeah, yeah. I think the vision is very much an extension of what Confluent has helped to date, which is to really provide a fabric across all the parts of the company, right? The different clouds that they live in, data centers out on the edge, where data can flow in real time, that connects all the parts of their business, that they can act on, that they can bring intelligence and AI to. You know, this is what we enable. I think we’re now able to do this as part of a bigger story for some of the largest customers in the world. And I think that’s a really exciting thing.

Julie Hyman: And Rob, finally, expect any kind of regulatory issues with getting this deal through?

Rob Thomas: No, we’re very confident. We’ll go through all the processes because we want to do things the right way, as we always do. But expect that, as we said this morning, hopefully we’ll close by the middle of 2026 and then we’ll be off and running.

Julie Hyman: I see a red hat behind you. I don’t know Confluent, like what would signify a Confluent? Oh, you got the logo, I see.

Jay Kreps: We don’t have a red hat, but there is a logo back there.

Julie Hyman: Yes, got it. All right, guys, thanks a lot. Jay, Rob, appreciate it. Thank you.

Jay Kreps and Rob Thomas: Thank you.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Confluent, Inc. (the “Company”) by International Business Machines Corporation (“Parent”) pursuant to the Agreement and Plan of Merger, dated as of December 7, 2025, by and among the Company, Parent and Corvo Merger Sub, Inc. The Company intends to file a preliminary and definitive proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) with respect to a special meeting of stockholders to be held in connection with the proposed acquisition. After filing the definitive proxy statement (the “Proxy Statement”) with the SEC, the Company will mail the Proxy Statement and a proxy card to each stockholder of the Company entitled to vote at the special meeting. The Proxy Statement will contain important information about the proposed transaction and related matters. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, THE COMPANY’S STOCKHOLDERS AND INVESTORS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS FILED BY THE COMPANY WITH THE SEC RELATING TO THE PROPOSED ACQUISITION OR INCORPORATED BY REFERENCE THEREIN BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED ACQUISITION. Investors and stockholders of the Company may obtain a free copy of the preliminary and definitive versions of the proxy statement once filed, as well as other relevant filings containing information about the Company and the proposed acquisition, including materials that are incorporated by reference into the Proxy Statement, without charge, at the SEC’s website (https://www.sec.gov) or from the Company by going to the Company’s Investor Relations Page on its website (https://www.confluent.io).

Participants in the Solicitation

The Company and its directors, and certain of its executive officers, consisting of Lara Caimi, Jonathan Chadwick, Alyssa Henry, Matthew Miller, Neha Narkhede, Greg Schott, Eric Vishria, Michelangelo Volpi, who are the non-employee members of the Board of Directors of the Company (the “Board”), and Jay Kreps, Chief Executive Officer and Chairman of the Board, Rohan Sivaram, Chief Financial Officer, and Ryan Mac Ban, Chief Revenue Officer, may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the proposed acquisition. Information regarding the Company’s directors and certain of its executive officers, including a description of their direct or indirect interests, by security holdings or otherwise, can be found under the captions “Security Ownership of Certain Beneficial Owners and Management,” “Executive Compensation,” and “Director Compensation” contained in the Company’s definitive proxy statement on Schedule 14A for the Company’s 2025 annual meeting of stockholders, which was filed with the SEC on April 23, 2025. To the extent holdings of the Company’s securities by its directors or executive officers have changed since the applicable “as of” date described in its 2025 proxy statement, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Beneficial Ownership on Form 4 filed with the SEC, including (i) the Form 4s filed by Ms. Narkhede on May 6, 2025, June 4, 2025, June 12, 2025, September 11, 2025, October 31, 2025, November 5, 2025 and December 3, 2025; (ii) the Form 4s filed by Mr. Sivaram on May 22, 2025, June 4, 2025, June 9, 2025, August 22, 2025, September 10, 2025, October 31, 2025, November 24, 2025 and December 3, 2025; (iii) the Form 4s filed by Mr. Kreps on May 19, 2025, May 22, 2025, June 9, 2025, August 18, 2025, August 22, 2025, September 8, 2025, November 17, 2025 and November 24, 2025; (iv) the Form 4 filed by Mr. Chadwick on April 4, 2025 and June 12, 2025; (v) the Form 3 filed by Mr. Ban on May 16, 2025 and the Form 4s filed by Mr. Ban on May 22, 2025, June 24, 2025, August 22, 2025, September 24, 2025 and November 24, 2025; (vi) the Form 4s filed by Mr. Vishria on May 21, 2025, June 9, 2025, June 12, 2025, September 2, 2025 and October 31, 2025; (vii) the Form 4 filed by Mr. Volpi on June 9, 2025; (viii) the Form 4 filed by Ms. Caimi on June 12, 2025; (ix) the Form 4 filed by Mr. Schott on June 12, 2025; and (x) the Form 4 filed by Ms. Henry on June 12, 2025. Additional information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be included in the definitive proxy statement relating to the proposed acquisition when it is filed with the SEC. These documents (when available) may be obtained free of charge from the SEC’s website at www.sec.gov and the Company’s website at https://www.confluent.io.

Forward Looking Statements

This communication contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are statements that could be deemed “forward-looking statements”, including all statements regarding the intent, belief or current expectation of the companies and members of their senior management teams. Words such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “target,” variations of such words, and similar expressions are intended to identify such forward-looking statements, although not all forward-looking statements contain these identifying words.

These forward-looking statements include, but are not limited to, statements regarding the benefits of and timeline for closing the Company’s proposed transaction with Parent. These statements are based on various assumptions, whether or not identified in this communication, and on the current expectations of the Company’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and may differ from assumptions. Many actual events and circumstances are beyond the control of the Company. These forward-looking statements are subject to a number of risks and uncertainties, including the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the proposed transaction that could delay the consummation of the proposed transaction or cause the parties to abandon the proposed transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement entered into in connection with the proposed transaction; the possibility that the Company’s stockholders may not approve the proposed transaction; the risk that the parties to the merger agreement may not be able to satisfy the conditions to the proposed transaction in a timely manner or at all; risks related to disruption of management time from ongoing business operations due to the proposed transaction; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the common stock of the Company; the risk of any unexpected costs or expenses resulting from the proposed transaction; the risk of any litigation relating to the proposed transaction; and the risk that the proposed transaction and its announcement could have an adverse effect on the ability of the Company to retain and hire key personnel and to maintain relationships with customers, vendors, partners, employees, stockholders and other business relationships and on its operating results and business generally.

Further information on factors that could cause actual results to differ materially from the results anticipated by the forward-looking statements is included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, the Proxy Statement and other filings made by the Company from time to time with the Securities and Exchange Commission. These filings, when available, are available on the investor relations section of the Company’s website (https://www.confluent.io) or on the SEC’s website (https://www.sec.gov). If any of these risks materialize or any of these assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that the Company presently does not know of or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. The forward-looking statements included in this communication are made only as of the date hereof. The Company assumes no obligation and does not intend to update these forward-looking statements, except as required by law.